EXHIBIT 99.1

DK Sinopharma, Inc. Successfully Hosts
the 2nd China Western Gynecological Diseases Research Forum

Press Release Source: DK Sinopharma, Inc. On Monday November 1, 2010, 11:41 am EDT

XI'AN, China--(BUSINESS WIRE)-- On September 27, 2010, DK Sinopharma, Inc. (OTCBB:DKSP.ob - News) (the “Company” or “DKSP”) successfully co-hosted the 2nd China Western Gynecological Diseases Research Forum along with China Physician Association Gynecology Branch and Shaanxi Pharmacology Academic Council. Many experts and scholars in gynecology attended the conference, including 146 gynecologists from large hospitals across China.

On April 10, 2010, the Company also hosted the first China Western Gynecological Diseases Research Forum.

“We were pleased to host these conferences, which gathered experts and gynecologists from across China to discuss the research and development of the treatment of gynecological diseases,” said Professor Dongke Zhao, the founder and CEO of DKSP. As Vice-Chairman of Shaanxi Pharmacology Academic Council, Professor Zhao is widely respected in the Chinese pharmaceutical industry. “In addition to promoting research and development, the Research Forum has been an important opportunity to demonstrate the leadership of DKSP in women’s healthcare.”

In this conference, gynecologists from different hospitals had an extensive communication and exchange regarding the clinical efficiency of Gynecologic Inflammation Relieving Capsule, one of the Company’s patented and National Medical Insurance covered products. They also shared their experiences of clinical medical use. After the conference, all the experts and gynecologists visited the Company’s production plant in Yangling. The visit enhanced their understanding of DKSP’s entire production process, production normalization and special attention on drug's therapeutic efficiency.

With the help of the Specialized Academic Promotion, sales of Gynecologic Inflammation Relieving Capsule increased 81% by the end of September, compared to the same period in 2009.

About DK Sinopharma, Inc.

DK Sinopharma, Inc. has its headquarters in Xi'an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases. Through the Company's operating entity, Yangling Dongke Maidisen Pharmaceutical Co. Ltd., the Company currently manufactures 38 pharmaceutical products in the form of capsules, tablets, granules, powder, and ointment. It focuses on varying diseases relating to the respiratory system, digestive system, cardio-cerebral vascular system, as well as treatments for antineoplastic, bone rheumatic, and gynecological ailments, among others. Yangling Dongke Maidisen Pharmaceutical Co. Ltd.'s manufacturing facilities are based in the City of Yangling in Shaanxi Province. Revenue was $12,727,415 and Net Income was $2,995,848 for the six months ended June 30, 2010. Shareholders' Equity was $19,904,194 and Total Assets were $29,668,001 as at June 30, 2010. For more information see our website at http://www.dksinopharma.com

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contact:
DK Sinopharma, Inc.
Mr. Dongke Zhao, President and Chief Executive Officer
Ms. Yanhong Ren, Chief Financial Officer
Ms. Emily Zhang, Vice President of Corporate Communications
86-29-8224-7500-8612
ir@dksinopharma.com

2